                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") executed by and between COMSTOCK
RESOURCES, INC., a Nevada corporation (the "Company") with principal offices in
Frisco, Texas, and ROLAND O BURNS ("Employee").

     1. Employment. The Company hereby agrees to employ Employee, and Employee hereby agrees to render his exclusive service to the Company, in his current capacity of Senior Vice President and Chief Financial Officer of the Company,
with such duties as may be assigned to him from time to time by the Board of
Directors.

     2. Term of Agreement. This Agreement shall be effective commencing on June
1, 2002 (the effective date of this Agreement). This Agreement shall, as of its first anniversary, and on each annual anniversary thereof, be extended automatically, without further action by the Employee or the Company, for an additional one (1) year, so that there shall, as of June 1 of each year, be three (3) years remaining in the term of this Agreement (the "Employment
Period"), subject to earlier termination as hereinafter provided.

     3. Place of Employment. Unless otherwise agreed by the Company and
Employee, throughout the term of this Agreement, Employee's business office shall be located in Frisco, Texas.

     4. Base Compensation. Employee shall be compensated by the Company at a minimum base rate of $15,833.33 per month, payable semimonthly on the fifteenth and final days of each month during the period of Employee's employment under this Agreement, subject to such increases and additional payments as may be determined from time to time by the Board of Directors of the Company in its sole discretion. Employee shall also be entitled to participate in any Company discretionary bonus plan. Such compensation shall be in addition to any group insurance, pension, profit sharing, and other employee benefits, which are extended from time to time to Employee in the discretion of the Board of
Directors of the Company and for which Employee is eligible. Subject to such rules and procedures as are from time to time specified by the Company, the
Company shall also reimburse Employee for all reasonable expenses incurred by him on behalf of the Company.

     5. Performance of Services. Employee shall devote his full working time to the business of the Company; provided, however, Employee shall be excused from performing any services for the Company hereunder during periods of temporary incapacity and during vacations conforming to the Company's standard vacation policy, without thereby in any way affecting the compensation to which he is entitled hereunder.

     6. Continuing Obligations. In order to induce the Company to enter into this Agreement, the Employee hereby agrees that all documents, records, techniques, business secrets and other information which have come into his possession from time to time during his employment by the Company or which may come into his possession during his employment hereunder, shall be deemed to be confidential and proprietary to the Company and the Employee further agrees to retain in confidence any confidential information known to him concerning the
Company and it's subsidiaries and their respective businesses so long as such information is not publicly disclosed. In the event of a breach or threatened breach by the Employee of the provisions of this Paragraph 6, the Company shall, in addition to any other available remedies, be entitled to an injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person, firm or corporation to whom any of such information may have been disclosed or is threatened to be disclosed.

     7. Property of Company. All data, drawings, and other records and written material prepared or compiled by Employee or furnished to Employee while in the employ of the Company shall be the sole and exclusive property of the Company, and none of such data, drawings or other records, or copies thereof, shall be retained by Employee upon termination of his employment. Notwithstanding the foregoing, Employee shall be under no obligation to return public information.

     8. Surviving Provisions. The provisions of Paragraphs 6 and 7 of this
Agreement shall continue to be binding upon Employee in accordance with their terms, notwithstanding termination of Employee's employment hereunder for any reason.

     9. Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. If the
Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement,
"Disability" shall mean the absence of the Employee from the Employee's duties with the Company on a full-time basis for 150 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative.

     10. Termination for Good Reason. The Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement,
"Good Reason" shall mean:

     (a)  the  assignment  to the  Employee  of any duties  inconsistent  in any respect  with the  Employee's  position  (including  status,  offices,
          titles   and   reporting   requirements),    authority,    duties   or
          responsibilities as contemplated by paragraph 1. of this Agreement;

     (b)  any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement;

     (c)  any failure by the Company to comply with and satisfy paragraph 18(a)
          of this Agreement,

     (d)  the Company's requiring the Employee to reside in or be based at any office or location other than as provided in Paragraph 3 of this
          Agreement, or

     (e)  following a Change in Control, the Company's requiring the Employee to travel on Company business to a substantially greater extent than during any period prior to the Change in Control.

     Any good faith determination of "Good Reason" made by the Employee shall be conclusive.

     11. Termination for Cause. It is agreed and understood that the Company cannot terminate the employment of the Employee under this Agreement except for
Cause, which shall mean:

     (a)  Should Employee for reasons other than illness or injury absent himself from his duties without the consent of the Company (which consent shall not be unreasonably withheld) for more than twenty (20)
          consecutive days;

     (b)  Should Employee be convicted of a felony involving moral turpitude;

     (c)  Should Employee during the period of his employment by the Company engage in any activity that would in the opinion of the Board of
          Directors of the Company constitute a material conflict of interest with the Company; provided that termination for Cause based on this subparagraph (c) shall not be effective unless the Employee shall have received written notice from the Board of Directors of the Company of such activity (which notice shall also include a demand for the
          Employee to cease the activity giving rise to the conflict of interest) fifteen (15) days prior to his termination and the Employee has failed after receipt of such notice to cease all activities creating the conflict of interest; or

     (d)  Should Employee be grossly negligent in the performance of his duties hereunder, or materially in breach of his duties and obligations under this Agreement; provided that termination for Cause based on this subparagraph (d) shall not be effective unless the Employee shall have received written notice from the Board of Directors of the Company
          (which notice shall include a description of the reasons and circumstances giving rise to such notice) fifteen (15) days prior to his termination and the Employee has failed after receipt of such notice to satisfactorily discharge the performance of his duties hereunder or to comply with the terms of this Agreement, as the case may be.

The Company may terminate Employee's employment for Cause under this Agreement without advance notice, except as otherwise specifically provided for in subparagraphs (c) and (d) above. Termination shall not affect any of the
Company's other rights and remedies.

     12. Obligations of the Company upon Termination.

     (a)  Good Reason or Involuntary Termination Other Than for Cause. If,
          during the Employment Period, the Company shall terminate the
          Employee's employment other than for Cause or the Employee shall terminate employment for Good Reason, the Company shall pay to the
          Employee in a lump sum in cash within 30 days after the date of termination the aggregate of the following amounts:

          (1)  the sum of (A) the Employee's annual base salary through the date of termination to the extent not theretofore paid, (B) the product of the annual bonus paid or payable, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Employee was employed for less than twelve full months), for the most recently completed fiscal year during the Employment Period (the "Fiscal Year Bonus"), if any, and a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365, and (C) any compensation
               previously deferred by the Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (A), (B) and (C) shall be
               hereinafter referred to as the "Accrued Obligations"); and

          (2)  an amount equal to 1.5 times the sum of the Employee's annual base salary and the Fiscal Year Bonus; and for eighteen (18)
               months after the Employee's date of termination, the Company shall continue group medical benefits to the Employee and/or the
               Employee's family at least equal to those which would have been provided to them in accordance with the plans if the Employee's employment had not been terminated; provided, however, that if the Employee becomes re-employed with another employer and is eligible to receive group medical benefits under another
               employer-provided plan, the medical benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

     In addition, the Company shall, at its sole expense as incurred, provide the Employee with outplacement services, the scope and provider of which shall be selected by the Employee in his sole discretion, and the Company shall assign to the Employee ownership of any life insurance policies owned by the Company insuring the Employee's life.

          (b)  Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, the Company shall pay to the Employee's legal representatives the sum of (1)
               the Accrued Obligations, and (2) an amount equal to six months'

               annualized total compensation. Such amounts shall be paid in a lump sum in cash within 30 days of the date of termination.

          (c)  Disability. If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, this
               Agreement shall terminate without further obligations to the
               Employee, other than for payment of Accrued Obligations. Accrued
               Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the date of termination. In addition, the
               Company shall assign to the Employee ownership of any life insurance policies owned by the Company insuring the Employee's life.

          (d)  Cause or Voluntary Termination Other than for Good Reason. If the
               Employee's employment shall be terminated for Cause during the
               Employment Period, or if the Employee voluntarily terminates his employment other than for Good Reason, this Agreement shall terminate without further obligations to the Employee other than the obligation to pay to the Employee his annual base salary through the date of termination and the amount of any
               compensation previously deferred by the Employee. Such amounts shall be paid to the Employee in a lump sum in cash within 30 days of the date of termination.

     13. Change in Control. For the purposes of this Agreement, a "Change in
Control" shall mean:

          (a)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Employer cease for any reason to constitute a majority thereof
               (unless the election, or nomination for election by Employer's stockholders, of such director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved);

          (b)  a third person, including a "group" as defined in Paragraph
               15(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of any class of the Company's stock having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or

          (c)  consummation of a merger or other business combination of the
               Company with or into another corporation pursuant to which the
               Company does not survive or survives only as a subsidiary of another corporation, the sale or other disposition of all or substantially all of the assets of the Company, or any
               combination of the foregoing.

For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to beneficially own under Securities and Exchange Commission Rule 13d-3 (or any similar or superseding statute or rule from time to time in effect).

     14. Termination of Employment Following a Change of Control. Following a
Change of Control, if the Employee's employment is terminated for any reason other than Cause, death or Disability, or if the Employee voluntarily terminates his employment (a) within a period of six (6) months following the Change of
Control, or (b) for Good Reason, then the Company shall pay to the Employee the
Accrued Obligations and an amount equal to 2.99 times the sum of the Employee's annual base salary and the highest annual bonus paid to the Employee during the
Employee's tenure with the Company; and for eighteen (18) months after the
Employee's date of termination, the Company shall continue group medical benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them in accordance with the plans if the
Employee's employment had not been terminated; provided, however, that if the
Employee becomes re-employed with another employer and is eligible to receive group medical benefits under another employer provided plan, the medical benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. In addition, the Company shall, at its sole expense as incurred, provide the Employee with outplacement services, the scope and provider of which shall be selected by the Employee in his sole discretion, and the Company shall assign to the Employee ownership of any life insurance policies owned by the Company insuring the Employee's life.

     15. Certain Additional Payments by the Company.

          (a)  Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this paragraph 15) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively
               referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment")
               in an amount such that after payment by the Employee of all taxes
               (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise
               Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b)  Subject to the provisions of paragraph 15(c), all determinations required to be made under this paragraph 15, including whether and when a Gross-Up Payment is required and the amount of such
               Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick LLP or such other certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the
               Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting

               Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this paragraph 15 shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination.
               Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph
               15(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

          (c)  The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such
               notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid.
               The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the
               expiration of such period that it desires to contest such claim, the Employee shall:

               (1)  give the Company any information reasonably requested by the
                    Company relating to such claim,

               (2)  take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal
                    representation with respect to such claim by an attorney
                    reasonably selected by the Company,

               (3)  cooperate with the Company in good faith in order
                    effectively to contest such claim, and

               (4)  permit the Company to participate in any proceedings
                    relating to such claim;

               provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and
               penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and
               penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without
               limitation of the foregoing provisions of this paragraph 15(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any
               Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and
               further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the
               Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue
               Service or any other taxing authority.

          (d)  If, after the receipt by the Employee of an amount advanced by the Company pursuant to Paragraph 15(c), the Employee becomes entitled to receive any refund with respect to such claim, the
               Employee shall (subject to the Company's complying with the requirements of Paragraph 15(c)) promptly pay to the Company the amount of such refund (together with any interest paid or
               credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Paragraph 15(c), a determination is made that the
               Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the
               expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     16. Payment of Certain Costs of Employee. If a dispute arises regarding the interpretation or enforcement of this Agreement, all legal fees and expenses incurred by the Employee in seeking to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing his claim will be paid by the Company, to the extent permitted by law. The Company further agrees to pay prejudgment interest on any money judgment obtained by the Employee calculated at the First National Bank of Chicago N.A. prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

     17. Indemnification; Directors and Officers Insurance. The Company shall
(a) during the Employment Period and thereafter without limitation of time, indemnify and advance expenses to the Employee to the fullest extent permitted by the laws of the State of Nevada from time to time in effect and (b) during the Employment Period, acquire and maintain directors and offices liability insurance covering the Employee (and to the extent the Company desires, other directors and officers of the Company and its affiliated companies) to the extent it is available at commercially reasonable rates as determined by the
Board; provided, however, that in no event shall the Employee be entitled to indemnification or advancement of expenses under this Paragraph 17 with respect to any proceeding, or matter therein, brought or made by the Employee against the Company other than one initiated by the Employee to enforce the Employee's advancement of expenses as provided in this Paragraph 17 shall not be deemed exclusive of any other rights to which the Employee may at any time be entitled under applicable law, the certificate of incorporation or bylaws of the Company, any agreement, a vote of stockholders, a resolution of the Board, or otherwise.
The provisions of this Paragraph 17 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason, including, without limitation, Employee's voluntary termination. In furtherance thereof, and not by way of limitation, the Company shall reimburse Employee for all reasonable legal fees and expenses incurred by Employee in connection with
Employee's obtaining and enforcing any right or benefit provided by this
Agreement. The reimbursement of such legal fees and expenses shall be made within 30 days after Employee's request for payment accompanied by evidence of the fees and expenses incurred. For a period of ten (10) years after the termination, for any reason, of Employee's employment with the Company, the
Company shall indemnify, hold harmless and defend Employee, to the fullest extent permitted by applicable law, from and against any loss, cost or expense related to or arising out of any action or claim with respect to (i) the Company or its affiliated companies or (11) any action taken or omitted by the Employee
(INCLUDING, BUT NOT LIMITED TO, MATTERS THAT CONSTITUTE NEGLIGENCE OF THE
EMPLOYEE) for or on behalf of the Company or its affiliated companies, whether, in either case, such action or claim, or the facts and circumstances giving rise thereto, occurred or accrued before or after such termination of employment.

     18. Mitigation. The Employee is not required to mitigate the amount of any payments to be made by the Company pursuant to this Agreement by seeking other employment or otherwise.

     19. Successors.

          (a)  Except as may otherwise be provided under any other written agreement between the Company and the Employee with respect to the terms of Employee's employment in the event of a Change of
               Control of the Company, the Company will require any successor

               (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance
               satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement,
               "Company" shall mean the Company as hereinbefore defined, any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
               Paragraph 19 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b)  This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     20. No Inconsistent Obligations. Employee represents and warrants that he has not previously assumed any obligations inconsistent with those of this
Agreement.

     21. Modification. This Agreement shall be in addition to all previous agreements, written or oral, relating to Employee's employment by the Company, and shall not be changed orally, but only by a written instrument to which the
Company and the Employee are both parties.

     22. Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, and shall also bind and inure to the benefit of any successor of the Company by merger or consolidation or any assignee of all or substantially all of its properties.

     23. Bankruptcy. Notwithstanding anything in this Agreement to the contrary, the insolvency or adjudication of bankruptcy of the Company, whether voluntary or involuntary, shall terminate this Agreement and the rights and obligations of
Company and Employee hereunder shall be of no further force or effect.

     24. Law Governing. This Agreement made, accepted and delivered in Collin
County, Texas, is performable in Collin County, Texas, and it shall be construed and enforced according to the laws of the State of Texas. Venue shall lie in
Collin County, Texas for the purpose of resolving and enforcing any dispute which may arise under this Agreement and the parties agree that they will submit themselves to the jurisdiction of the competent State or Federal Court situated in Collin County, Texas.

     25. Invalid Provision. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be impaired thereby.

                                       10

     26. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Employee:

                           Mr. Roland O. Burns
                           8430 Edgewood Cove
                           Frisco, TX  75035

                  If to the Company:

                           Comstock Resources, Inc.
                           5300 Town and Country Blvd., Suite 500
                           Frisco, Texas  75034

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         EXECUTED and effective as to this 1st day of June, 2002.

                                            COMSTOCK RESOURCES, INC.

                                            By:   /s/M. JAY ALLISON
                                            ---------------------------
                                            Name: M. Jay Allison
                                            Title:   President and Chief
                                                     Executive Officer

                                            EMPLOYEE:

                                            By: /s/ROLAND O. BURNS
                                            ---------------------------
                                            Name:  Roland O. Burns